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                                                                    EXHIBIT 16.1

September 6, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC   20549

Gentlemen:

We have read Item 4 of Form 8-K dated September 4, 1996, of Nashville Country Club, Inc. and are in agreement with the statements contained in paragraph
(a)(1) excluding paragraph (iii) on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                          EHRHARDT KEEFE  STEINER & HOTTMAN P.C.